Exhibit 1(a)



                                                          $173,000,000
                       BALTIMORE GAS AND ELECTRIC COMPANY
                                MEDIUM-TERM NOTES
                                    SERIES I
                            FORM OF AGENCY AGREEMENT


                                                               __________, 2000



Lehman Brothers Inc.
3 World Financial Center
12th Floor
New York, New York   10285-1200

Banc of America Securities LLC
100 N. Tryon Street
Charlotte, NC  28255

Goldman, Sachs & Co.
85 Broad Street
New York, New York   10004

Dear Sirs:

     1. Introduction. Baltimore Gas and Electric Company, a Maryland corporation (the "Company"), confirms its agreement with, Lehman Brothers, Inc., Banc of America Securities LLC, and Goldman, Sachs & Co. (individually, an "Agent" and collectively, the "Agents") with respect to the issue and sale from time to time by the Company of up to $173,000,000 aggregate principal amount of its Medium-Term Notes, Series I registered under the registration statement referred to in Section 2(a) (the "Notes"). The Notes will be issued under an indenture, dated as of July 1, 1985, as supplemented by the Supplemental Indentures dated as of October 1, 1987, and January 26, 1993, respectively (the "Indenture"), between the Company and The Bank of New York (successor to Mercantile-Safe Deposit and Trust Company) (the "Trustee").

          The Notes shall have the maturity ranges (which shall be from nine months to thirty years), annual interest rates, redemption provisions and other terms set forth in the Prospectus referred to in Section 2(a) as it may be supplemented from time to time. The Notes will be issued, and the terms thereof established, from time to time by the Company in accordance with the Indenture, the Notes and the Procedures (as defined in Section 3(d) hereof).

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      2.  Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, each Agent as follows:

              (a) A registration statement on Form S-3 (No. 333-____) ,which also serves as a post-effective amendment to the registration statement on Form S-3 (No. 333-66015), covering $173 million principal amount of the Notes, including a prospectus, has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, including (i) the prospectus included therein dated ________, 2000 (such prospectus including each document incorporated by reference therein, as may be amended or supplemented from time to time, is hereinafter called the "Prospectus") and (ii) all documents filed as part thereof or incorporated by reference therein, as may be amended or supplemented from time to time, are hereinafter called the "Registration Statement." Any reference in this Agreement to amending or supplementing the Prospectus shall be deemed to include the filing of materials incorporated by reference in the Prospectus after the Closing Date and any reference in this Agreement to any amendment or supplement to the Prospectus shall be deemed to include any such materials incorporated by reference in the Prospectus after the Closing Date.

              (b) The Registration Statement conforms in all respects to the requirements of the Securities Act of 1933, as amended ("Act"), and the pertinent published rules and regulations of the Commission thereunder ("33 Act Rules and Regulations") and the Trust Indenture Act of 1939, as amended ("Trust Indenture Act"), and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Closing Date, and at each of the times of (i) acceptance referred to in Section 6(a) hereof, (ii) delivery referred to in Section 6(e) hereof and (iii) amendment or supplement referred to in Section 6(b) hereof (the Closing Date and each such time being herein sometimes referred to as "Representation Date"), the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act and the 33 Act Rules and Regulations and none of such documents will contain an untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements or omissions in such document based upon written information furnished to the Company by any Agent specifically for use therein. The documents incorporated by reference in the Registration Statement or the Prospectus pursuant to Item 12 of Form S-3 of the Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended ("Exchange
Act"), and the pertinent published rules and regulations thereunder ("Exchange Act Rules and Regulations"). Any additional documents deemed to be incorporated


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                                      -3-


by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      3. Appointment as Agent; Solicitations as Agent.

              (a) Subject to the terms and conditions stated herein, the Company hereby appoints each of the Agents as an agent of the Company for the purpose of soliciting or receiving offers to purchase the Notes from the Company by others.

              (b) On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as agent of the Company, to use all reasonable efforts when requested by the Company to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus, as from time to time amended or supplemented.

              Upon receipt of notice from the Company as contemplated by Section 4(b) hereof, each Agent shall suspend its solicitation of purchases of Notes until such time as the Company shall have furnished it with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 4(b) and shall have advised each Agent that such solicitation may be resumed.

              The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently. Upon receipt of notice from the Company, the Agents will use their best efforts promptly to suspend solicitation of offers to purchase Notes from the Company, but in no event later than one business day after notice, until such time as the Company has advised the Agents that such solicitation may be resumed. For the purpose of the foregoing sentence, "business day" shall mean any day which is not a Saturday or a Sunday or a day on which banking institutions in The City of New York and the State of Maryland are authorized or required by law or executive order to be closed.

              The Agents are authorized to solicit offers to purchase Notes only in fully registered form, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, and at a purchase price which, unless otherwise specified in a supplement to the Prospectus, shall be equal to 100% of the principal amount thereof. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by it as Agent. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer, in whole or in part. Each Agent shall have

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the  right,  in its  discretion  reasonably  exercised,  without  notice  to the
Company, to reject any offer to purchase Notes received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

              No Note which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold, by the Company until such Note shall have been delivered to the purchaser thereof against payment by such purchaser.

              (c) At the time of delivery of, and payment for, any Notes sold by the Company as a result of a solicitation made by, or offer to purchase received by, an Agent, the Company agrees to pay such Agent a commission in accordance with the schedule set forth in Exhibit A hereto.

              (d) Administrative procedures respecting the sale of Notes (the "Procedures") shall be agreed upon from time to time by the Agents and the Company. The initial Procedures, which are set forth in Exhibit B hereto, shall remain in effect until changed by agreement among the Company and the Agents. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Company will furnish a copy of the Procedures as from time to time in effect to the Trustee which will act as the authenticating agent and the agent for payment, registration and notice with respect to the Notes pursuant to the Indenture and the agent for calculating interest rates with respect to floating rate notes pursuant to the Interest Calculation Agency Agreement dated as of _(the "Interest Calculation Agency Agreement").

              (e) The documents required to be delivered by Section 5 hereof shall be delivered at the offices of the Company, 250 W. Pratt Street, 20th Floor, Baltimore, Maryland, 21201, not later than 5:00 P.M., Baltimore time, on the date of this Agreement or at such later time as may be mutually agreed by the Company and the Agents, which in no event shall be later than the time at which the Agents commence solicitation of purchases of Notes hereunder, such time and date being herein called the "Closing Date."

      4. Certain Agreements of the Company. The Company agrees with the Agents that it will furnish to Cahill Gordon & Reindel, counsel for the Agents, one signed copy of the Registration Statement, including all exhibits and all documents incorporated by reference, in the form it became effective and of all amendments thereto and that, in connection with each offering of Notes, it will take the following actions:

(a) From the time solicitation regarding sale of the Notes is begun until all of the Notes have been sold (i) the Company will advise each Agent promptly of any proposal to amend or supplement the Registration Statement or the Prospectus by

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                                      -5-


means of a post-effective amendment, sticker, or supplement (except post-effective amendment, supplements, and stickers relating solely to interest rates or maturities of Notes) but not by means of incorporation of document(s) by reference into the Registration Statement or the Prospectus; (ii) the Company will afford the Agents a reasonable opportunity to comment on any such proposed post-effective amendment, sticker, or supplement; (iii) the Company will advise each Agent of the filing of any such post-effective amendment, sticker, or supplement; and (iv) the Company will (x) advise each Agent of the institution by the Commission of any stop order proceedings in respect of the Registration
Statement or of any part thereof, (y) use its best efforts to prevent the issuance of any such stop order, and (z) if a stop order is issued, to obtain its lifting as soon as possible.

              (b) If from the time solicitation regarding sale of the Notes is begun until all of the Notes have been sold, the Company shall determine that it is necessary to suspend solicitation of the Notes because of the occurrence of an event that results in the Prospectus either (x) including an untrue statement of a material fact or omitting to state any material fact necessary to make the statements in such Prospectus, in light of the circumstances under which they were made when such Prospectus was delivered, not misleading, or (y) failing to comply with the Act, then the Company will promptly notify each Agent to suspend solicitation of purchases of the Notes. Notwithstanding Section 4(a) if the Company shall determine to amend or supplement the Registration Statement or Prospectus to correct such result, it will advise each Agent promptly and afford the Agents a reasonable opportunity to discuss and comment upon the nature of the disclosure in such amendment or supplement. Notwithstanding the foregoing, if at the time of any notification to suspend solicitations (i) this Agreement shall be in effect and any Agent shall own any of the Notes with the intention of reselling them, or (ii) the Company has accepted an offer to purchase Notes but the related settlement has not occurred, then the Company, subject to the provisions of Section 4(a) of this Agreement, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance.

              (c) The Company, during the period when a prospectus relating to the Notes is required to be delivered under the Act, will furnish to each Agent promptly after timely filing with the Commission all documents required to be filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except those filings associated with employee benefit plans). The Company will immediately notify each Agent of any downgrading in the rating of the Notes or any other debt securities of the Company, or any proposal to downgrade the rating of the Notes or any other debt securities of the Company, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), as soon as the Company learns of such downgrading or proposal to downgrade.


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                                      -6-


              (d) The Company will furnish to each Agent copies of the Registration Statement, including all exhibits except those incorporated by reference, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

              (e)  The  Company   will  use  its  best  efforts  to  obtain  the
qualification of the Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Agents designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file any consent to service of process under the laws of any jurisdiction or to comply with any other requirements deemed by the Company to be unduly burdensome.

              (f) So long as any Notes are outstanding, the Company will furnish to the Agents: (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year, (ii) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and
(iii) from time to time, such other information concerning the Company as you may reasonably request.

              (g) The Company will pay all expenses incident to the performance of its obligations under this Agreement, and will reimburse each Agent for any expenses (including Blue Sky fees and disbursements of counsel which will not in the aggregate exceed $_____) incurred by it in connection with qualification of the Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions as such Agent may designate and the printing of memoranda relating thereto, for any filing fees charged by investment rating agencies for the rating of the Notes, for any filing fee of the National Association of Securities Dealers, Inc. relating to the Notes, and for the reasonable fees and disbursements of counsel to the Agents.

              (h) Not later than 45 days after the end of the 12-month period beginning at the end of any fiscal quarter of the Company in which the Closing Date or any other Representation Date occurs, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering such 12-month period which will satisfy the provisions of
Section 11(a) of the Act.

      5. Conditions of Obligations of Agents. The obligation of each Agent under this Agreement at any time to solicit offers to purchase the Notes is subject to the accuracy of the representations and warranties of the Company herein on the date hereof, on each Representation Date and on the date of each such solicitation, to the accuracy of the statements of the Company's officers made

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                                      -7-


pursuant to the provisions hereof on each such date, to the performance by the Company of its obligations hereunder on or prior to each such date, and to each of the following additional conditions precedent:

              (a) No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Agent, shall be contemplated by the Commission.

              (b) Neither the Registration Statement nor the Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall contain any untrue statement of fact which, in the opinion of any Agent, is material or omits to state a fact which, in the opinion of such Agent, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

              (c) There shall not have occurred (i) any suspension or limitation of trading in securities generally on the New York Stock Exchange other than a temporary suspension in trading to provide for an orderly market, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market;
(ii) any  banking  moratorium  declared by Federal or New York  authorities;  or
(iii) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of such Agents, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with solicitations of purchases of, or sales of, Notes.

              (d) At the Closing Date, the Agents shall have received an opinion, dated the Closing Date, of a counsel for the Company, to the effect that:

                    (i) The  Company has been duly  incorporated  and is validly existing as a corporation in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which the conduct of its business or the ownership of its properties requires such qualification and the failure to do so would have a material and adverse impact on its financial condition;

                     (ii) The Indenture has been duly  authorized,  executed and delivered by the Company, and is a valid instrument, legally binding on the Company, enforceable in accordance with its terms,

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                                      -8-


              except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights and by general principles of equity;

                     (iii) The issuance and sale of Notes have been duly authorized by all necessary corporate action of the Company. The Notes (assuming that they have been duly authenticated by the Trustee or a duly designated Authentication Agent under the Indenture, which fact counsel need not verify by an inspection of the Notes), when issued in accordance with the provisions of this Agreement and the Indenture, will be duly issued and constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms and are entitled to the benefits provided by the Indenture, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights and by general principles of equity;

                    (iv) The  Registration  Statement has become effective under the Act and (a) to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; (b) the Registration Statement (as of its effective date) and the
               Prospectus (as of its date and as of the the Closing Date ) appeared to comply as to form in all material respects with the requirements of Form S-3 under the Act and the 33 Act Rules and Regulations and the Trust Indenture Act; (c) such counsel has no reason to believe that either the Registration Statement as of its effective date or the Prospectus as of the date of this Agreement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (d) the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and (e) such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; it being understood that such counsel, in addressing the matters covered in this paragraph (iv), need express no opinion as to the financial statements or other financial and statistical information contained in the Registration Statement or the Prospectus or incorporated therein or attached as an exhibit thereto or as to the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Indenture;

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                                      -9-


                     (v) The approval of the Public Service Commission of Maryland necessary for the valid issuance by the Company of Notes pursuant to this Agreement has been obtained and continues in full force and effect. The Company has received the approval of the Federal Energy Regulatory Commission ("FERC") for the issuance of Notes on or before December 31, 2000 with maturities of not more than 12 months after the date of issuance and the approval of FERC will be required for the issuance of any Notes having such maturities after December 31, 2000. Such counsel knows of no other approval of any other regulatory authority which is legally required for the valid offering, issuance, sale and delivery of the Notes by the Company under this Agreement (except that such opinion need not pass upon the requirements of state securities acts);

                     (vi) To the best of such  counsel's  knowledge  and belief, the consummation of the transactions contemplated in this Agreement and the compliance by the Company with all the terms of the Indenture did not and will not result in a breach of any of the terms or provisions of, or constitute a default under, the Company's Charter or By-Laws or any indenture, mortgage or deed of trust or other agreement or instrument to which the Company is a party;

                     (vii) Each of this  Agreement and the Interest  Calculation
              Agency Agreement has been duly authorized, executed and delivered by the Company;

                     (viii) The Indenture is duly qualified under the Trust Indenture Act;

                     (ix) The issuance, sale and delivery of the Notes as contemplated by this Agreement are not subject to the approval of the Commission under the provisions of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"); and

                     (x) The Notes and  Indenture  conform  as to legal  matters with the statements concerning them in the Registration Statement and Prospectus under the caption "DESCRIPTION OF NOTES" and on the cover page of the Prospectus.

              (e) At the Closing Date, the Agents shall have received a certificate, dated the Closing Date, of the Chairman of the Board, President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation and relying upon opinions of counsel to the extent legal matters are involved, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date,

(iii) no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and (iv) subsequent to the date of the most recent financial statements set forth or incorporated by reference in the Prospectus, there has been no material adverse change in the financial position or in the financial results of operations of the Company, except as set forth or contemplated in the Prospectus.

              (f) At the Closing Date, the Agents shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP, confirming that they are independent pubic accountants within the meaning of the Act and the 33 Act Rules and Regulations, and stating in effect that:

                     (i) In their opinion, the consolidated financial statements and supporting schedules audited by them which are included in the Company's Form 10-K ("Form 10-K"), which is incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the 33 Act Rules and Regulations and the Exchange Act and the Exchange Act Rules and Regulations;

                     (ii) On the basis of  procedures  specified  in such letter
              (but not an audit in accordance with generally accepted auditing standards), including reading the minutes of meetings of the shareholders, the Board of Directors and the Executive Committee of the Company since the end of the year covered by the Form 10-K as set forth in the minute books through a specified date not more than five days prior to the Closing Date, performing the procedures specified in Statement on Auditing Standards No. 71, Interim Financial Information, on the unaudited interim consolidated financial statements of the Company incorporated by reference in the Registration Statement, if any, and reading the latest available unaudited interim consolidated financial statements of the Company, and making inquiries of certain officials of the Company who have responsibility for financial and accounting matters as to whether the latest available financial statements not incorporated by reference in the Registration Statement are prepared on a basis substantially consistent with that of the audited consolidated financial statements incorporated in the Registration Statement, nothing has come to their attention that has caused them to believe that (1) any unaudited consolidated financial statements incorporated by reference in the Registration Statement do not comply in form in all material respects with the applicable requirements of the Act and the 33 Act Rules and Regulations and the Exchange Act and the Exchange Act Rules and Regulations or any material modifications should be made to those unaudited consolidated financial statements for them to be in conformity with generally accepted accounting principles;

              (2) at the date of the latest available balance sheet not incorporated by reference in the Registration Statement there was any change in the capital stock, change in long-term debt or decrease in consolidated net assets or common shareholders' equity as compared with the amounts shown in the latest balance sheet incorporated by reference in the Registration Statement or for the period from the closing date of the latest income statement incorporated by reference in the Registration Statement to the closing date of the latest available income statement read by them there were any decreases, as compared with the corresponding period of the previous year, in operating revenues, operating income, net income, the ratio of earnings to fixed charges (measured on the most recent twelve month period), or in earnings per share of common stock except in all instances of changes or decreases that the Registration Statement discloses have occurred or may occur, or which are described in such letter; or (3) at a specified date not more than five days prior to the Closing Date, there was any change in the capital stock or long-term debt of the Company [or, at such date, there was any decrease in net assets of the Company] as compared with amounts shown in the latest balance sheet incorporated by reference in the Registration Statement, [or for the period from the closing date of the latest income statement incorporated by reference in the Registration Statement to a specified date not more than five days prior to the Closing Date, there were any decreases as compared with the corresponding period of the previous year, in operating revenues, operating income, net income or in earnings applicable to common stock,] except in all cases for instances of changes or decreases that the Registration Statement discloses have occurred or may occur, or which are described in such letter; and

                     (iii) Certain specified procedures have been applied to certain financial or other statistical information (to the extent such information was obtained from the general accounting records of the Company) set forth or incorporated by reference in the Registration Statement and that such procedures have not revealed any disagreement between the financial and statistical information so set forth or incorporated and the underlying general accounting records of the Company, except as described in such letter.

              (g) The Agents shall have received from Cahill Gordon & Reindel, counsel for the Agents, an opinion dated the Closing Date, with respect to the matters referred to in paragraph 5(d) subheadings (ii), (iii), (iv)b, (v),
(vii), (viii) and (x) and such other related matters as you may require and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass on such matters.

              In rendering such opinion, Cahill Gordon & Reindel may rely, as to the incorporation of the Company, the approval of the Public Service Commission of Maryland required for the issuance, sale and delivery of the Notes, and all other matters governed by the laws of the State of Maryland, the applicability of the 1935 Act and the approval of FERC for the issuance, sale and delivery of the Notes upon the opinion of Counsel for the Company referred to above.

              In addition, such counsel shall state that such counsel has participated in conferences with officers, counsel and other representatives of the Company, representatives of the independent certified public accountants for the Company and representatives of the Agents at which the contents of the Registration Statement and the Prospectus and related matters were discussed; and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as to the matters referred to in their opinion rendered pursuant to subheading (x) above), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers, counsel and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that either the Registration Statement (as of its effective date) or the Prospectus (as of the date of this Agreement), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make such statements therein not misleading (it being understood that such counsel need make no comment with respect to the financial statements and other financial and statistical information included in the Registration Statement or Prospectus or incorporated therein or as to the Statement of Eligibility and Qualification on Form T-l of the Trustee under the Indenture).

              (h) The approval of the Public Service Commission of Maryland necessary for the valid issuance of Notes by the Company pursuant to this Agreement has been obtained and continues in full force and effect. The Company has received the approval of FERC for the issuance of Notes on or before December 31, 2000 with maturities of not more than 12 months after the date of issuance and the approval of FERC will be obtained before the issuance of any Notes after December 31, 2000.

              The Company will furnish the Agents with such conformed copies of such opinions, certificates, letters and documents as the Agents reasonably request.

      6. Additional Covenants of the Company. The Company agrees that:

              (a) Each acceptance by the Company of an offer for the purchase of Notes shall be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance, it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented at each such time. Each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes and of any other Notes to be issued on or prior to such settlement date, the aggregate amount of Notes which have been issued and sold by the Company will not exceed the amount of Notes registered pursuant to the Registration Statement.

              (b) From the time solicitation regarding the sale of the Notes is begun until all of the Notes have been sold, each time the Company (i) amends or supplements the Registration Statement or the Prospectus (other than in reference solely to interest rates or maturities of Notes) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference into the Registration Statement or the Prospectus; (ii) files an annual report on Form 10-K under the Exchange Act;
(iii) files its quarterly reports on Form 10-Q under the Exchange Act; and (iv) files a report on Form 8-K under the Exchange Act (the date of filing each of the aforementioned documents is referred to as a "Representation Date"); the Company shall furnish the Agents (but in the case of (iv) above only if requested by the Agents) with a certificate of the Chairman, President or any Vice President and a principal financial or accounting officer of the Company, in form satisfactory to the Agents, to the effect that on the Representation Date, to the best of their knowledge after reasonable investigation and relying upon opinions of counsel to the extent legal matters are involved, (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects; (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Representation Date; (iii) no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and (iv) subsequent to the date of the most recent financial statements set forth or incorporated by reference in the Prospectus, there has been no material adverse change in the financial position or in the financial results of operations of the Company, except as set forth in or contemplated by the Prospectus.

              (c) From the time solicitation regarding the sale of the Notes is begun until all of the Notes have been sold, at each Representation Date referred to in Section 6(b) (i) or (ii) and, only if requested by the Agents, at each Representation Date referred to in Section 6(b) (iii) or (iv), the Company shall concurrently furnish the Agents with a written opinion or opinions of counsel for the Company, dated the Representation Date or the date of such filing, in form satisfactory to the Agents, to the effect set forth in Section 5(d) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion, counsel may furnish the Agents with a letter to the effect that the Agents may rely on a prior opinion delivered under Section 5(d) or this
Section 6(c) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

              (d) From the time solicitation regarding the sale of the Notes is begun until all of the Notes have been sold, at each Representation Date referred to in Section 6(b) (i) or (ii) and, only if requested by the Agents, at each Representation Date referred to in Section 6(b) (iii) or (iv), but in each case only if such documents referred to in Section 6(b) include additional financial information, the Company shall cause PricewaterhouseCoopers LLP or successor thereto concurrently to furnish the Agents with a letter, addressed jointly to the Company and the Agents and dated the Representation Date or the date of such filing, in form and substance satisfactory to the Agents, to the effect set forth in Section 5(f) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, PricewaterhouseCoopers LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of the Agents, should be covered by such letter, in which event such letter shall also cover such other information and procedures as shall be agreed upon by the Agents.

              (e) On each settlement date for the sale of Notes, the Company shall, if requested by an Agent that solicited or received the offer to purchase any Notes being delivered on such settlement date, furnish such Agent with a written opinion of a counsel for the Company, dated the date of delivery thereof, in form satisfactory to such Agent, to the effect set forth in clauses
(i), (ii), (iii) and (v) of Section 5(d) hereof, but modified, as necessary, to relate to the Prospectus as amended or supplemented at such settlement date and except that such opinion shall state that the Notes being sold by the Company on such settlement date, when delivered against payment therefor as provided in the Indenture and this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject only to the exceptions as to enforcement set forth in clauses (ii) and (iii) of Section 5(d) hereof, and conform to the description thereof contained in the Prospectus as amended or supplemented at such settlement date.

              (f) The Company agrees that any obligation of a person who has agreed to purchase Notes to make payment for and take delivery of such Notes shall be subject to (i) the accuracy, on the related settlement date fixed pursuant to the Procedures, of the Company's representations and warranties deemed to be made to the Agents pursuant to Section 2 and the last sentence of subsection (a) of this Section 6; (ii) the satisfaction, on such settlement date, of each of the conditions set forth in Sections 5(a), (b), (c) and (h), it being understood that under no circumstance shall any Agent have any duty or obligation to exercise the judgment permitted under Section 5(b) or (c) on behalf of any such person; (iii) the absence of any change or development involving a prospective change, not contemplated by the Prospectus as amended or supplemented to the trade date as specified pursuant to the administrative procedures, in or affecting particularly the business or properties of the Company which materially impairs the investment quality of the Notes; and (iv) no downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act).


      7.      Indemnification and Contribution.

              (a) The Company will indemnify and hold harmless each Agent and each person if any, who controls either Agent within the meaning of the Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Agent or such controlling person may become subject, under the Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or any related preliminary prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Agent and each such controlling person for any legal or other expenses reasonably incurred by such Agent or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to such Agent or controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Company by such Agent or such controlling person specifically for use therein unless such loss, claim, damage or liability arises out of the offer or sale of Notes occurring after such Agent or controlling person has notified the Company in writing that such information should no longer be used therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

              (b) Each Agent will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or any related preliminary prospectus or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that such Agent will not be liable to the Company or any such director, officer or controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of the offer or sale of Notes occurring after such Agent has notified the Company in writing that such information should no longer be used therein. This indemnity agreement will be in addition to any liability which such Agent may otherwise have.

              (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under (a) and (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who may, with the consent of the indemnified party, be counsel to the indemnifying party) and who shall not be counsel to any other indemnified party who may have interests conflicting with those of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

              (d) If recovery is not available under the foregoing indemnification provisions of this Section for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section ll(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Notes (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Agents and such controlling persons agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Agents and such controlling persons were treated as one entity for such purpose). Notwithstanding the provisions of this subsection (d), no Agent or controlling person shall be required to make contribution hereunder which in the aggregate exceeds the total public offering price of the Notes, distributed to the public through it pursuant to this Agreement or upon resale of Notes purchased by it from the Company, less the aggregate amount of any damages which such Agent or such controlling person has otherwise been required to pay in respect to the same claim or substantially similar claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each Agent and each controlling person in this subsection (d) to contribute are several, in the same proportion which the amount of the Notes which are the subject of the action and which were distributed to the public through such Agent or such controlling person pursuant to this Agreement bears to the total amount of such Notes distributed to the public through any other Agent or controlling person pursuant to this Agreement, and not joint.

      8. Status of Each Agent. In soliciting offers to purchase the Notes from the Company pursuant to this Agreement and in assuming its other obligations hereunder (other than offers to purchase pursuant to Section 11), each Agent is acting individually and not jointly and is acting solely as agent for the Company and not as principal. Each Agent will use all reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by such Agent and accepted by the Company, but such Agent shall have no liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default on its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company (i) shall hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company, and (ii), in particular, shall pay to the Agents any commission to which they would be entitled in connection with such sale.

      9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Agent, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Section 10 or for any other reason, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(g) and the obligations of the Company under Sections 4(f) and (h) and the respective obligations of the Company and the Agents pursuant to
Section 7 shall remain in effect. In addition, if any such termination shall occur either (i) at a time when any Agent shall own any of the Notes with the intention of reselling them or (ii) after the Company has accepted an offer to purchase Notes and prior to the related settlement, the obligations of the Company under the last sentence of Section 4(b), under Sections 4(a), 4(c), 4(d), 4(e), 6(a), 6(e) and 6(f) and, in the case of a termination occurring as described in (ii) above, under Section 3(c) and under the last sentence of
Section 8, shall also remain in effect.

      10. Termination. This Agreement may be terminated for any reason at any time by the Company as to any Agent or, in the case of either Agent, by such Agent insofar as this Agreement relates to such Agent, upon the giving of one day's written notice of such termination to the other parties hereto. Any settlement with respect to Notes placed by an Agent occurring after termination of this Agreement shall be made in accordance with the Procedures and each Agent agrees, if requested by the Company, to take the steps therein provided to be taken by such Agent in connection with such settlement.

      11. Other Sales and Purchases of Notes. From time to time, any Agent may agree with the Company to purchase all or a portion of Notes from the Company as an underwriter (acting either alone or in conjunction with one or more investment banking firms) for resale to the public. In this event, such purchase shall be made in accordance with the terms of a separate agreement to be entered into between such Agent and the Company in substantially the form attached hereto as Exhibit C.

              Without the oral consent (confirmed in writing) of the Company, neither Agent shall have the right to purchase all or a portion of the Notes for its own account. In the event the Company consents to such purchase, the purchase shall be made in accordance with the terms of a separate agreement to be entered into between such Agent and the Company in substantially the form attached hereto as Exhibit D.

              Nothing in this Agreement shall prohibit the sale of all or a portion of Notes directly by the Company to any person or entity without the involvement of either of the Agents or from entering into similar agreements with other firms as agents.

              The Company will not appoint another agent without providing each Agent with at least one business day's notice.

     12. Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by overnight mail or transmitted by any standard form of telecommunication. Notices to Lehman Brothers Inc. shall be delivered or telecopied to it at 3 World Financial Center, 9th Floor, New York, New York 10285-1200, telecopier, (212) 526-1532, Attention: Medium-Term Note Department desk notices to Goldman, Sachs & Co. shall be delivered or telecopied to it at 85 Broad Street, New York, New York 10004, telecopier, (212) 902-3000,
Attention: Registration Department; notices to Banc of America Securities LLC shall be delivered or telecopied to it at 100 N. Tryon Street, Charlotte, NC 28255, telecopier (704) 388-9982, and notices to the Company shall be delivered or telecopied to it at 250 W. Pratt Street, 20TH Floor, Baltimore, Maryland 21201-2437, telecopier, (410) 783-3619, Attention: Treasurer, 20th Floor, or in the case of any party hereto, to such other address or person as such party shall specify to each other party by a notice given in accordance with the provisions of this Section 12. Any such notice shall take effect at the time of receipt.

      13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the officers and directors and controlling persons referred to in Section 7 and, to the extent provided in
Section 6(f), any person who has agreed to purchase Notes from the Company, and no other person will have any right or obligation hereunder.

      14. Governing Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

      If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                              Very truly yours,

                                              Baltimore Gas and Electric Company


                                              By:



CONFIRMED AND ACCEPTED, as of the
date first above written:


LEHMAN BROTHERS INC.


By:__________________________




GOLDMAN, SACHS & CO.


____________________________
Goldman, Sachs & Co.




Banc of America Securities LLC



By:_________________________

                                                                       Exhibit A
                                                             to Agency Agreement



      The Company agrees to pay either Agent a commission equal to the following percentage of the principal amount of Notes sold to purchasers solicited by such
Agent:

                                                        Commission Rate
                                                       (as a percentage of
                            Term                        principal amount)


      9 months to less than 12 months                        .125
      12 months to less than 18 months                       .15
      18 months to less than 24 months                       .20
      2 years to less than 3 years                           .25
      3 years to less than 4 years                           .35
      4 years to less than 5 years                           .45
      5 years to less than 7 years                           .50
      7 years to less than 10 years                          .55
      10 years to less than 15 years                         .60
      15 years to less than 20 years                         .65
      20 years through 30 years                              .75

                                                                       Exhibit B
                                                             to Agency Agreement

                            ADMINISTRATIVE PROCEDURES


     The Medium-Term Notes, Series I due from nine months to thirty years from their issue dates (the "Notes") are to be offered on a continuing basis by Baltimore Gas and Electric Company (the "Company"). Lehman Brothers Inc., Banc of America Securities LLC, and Goldman, Sachs & Co. as agents (individually, an "Agent" and collectively, the "Agents") have each agreed to use all reasonable efforts to solicit purchases of the Notes. Neither Agent will be obligated to purchase Notes for its own account and neither may do so without the written consent of the Company. The Notes are being sold pursuant to an Agency Agreement, dated as of ____________ (the "Agency Agreement"), among the Company and the Agents, and will be issued pursuant to an Indenture, between the Company and The Bank of New York (successor to Mercantile-Safe Deposit and Trust Company), dated as of July 1, 1985 as supplemented by the Supplemental Indentures dated as of October 1, 1987 and January 26, 1993, respectively (the "Indenture"). The Notes will rank equally with all other unsecured and unsubordinated indebtedness of the Company and will have been registered with the Securities and Exchange Commission (the "Commission").

     The Company has designated The Bank of New York (the "Bank") as the agency for payment, registration and notice concerning the Notes in accordance with
Section 5.02 of the Indenture and as the Authentication Agent for the Notes in accordance with Section 2.02 of the Indenture. The Company has also designated the Bank as the Calculation Agent with respect to the issuance of floating rate notes pursuant to the Interest Calculation Agency Agreement between the Company and the Bank dated __________.

     Administrative procedures and specific terms of the offering are explained below. Internal administrative and record-keeping responsibilities will be handled for the Company by Constellation Energy Group's Financial Management Unit of the Finance Department. The Company will advise the Agents in writing of those persons handling administrative responsibilities with whom the Agents are to communicate regarding offers to purchase Notes and the details of their delivery. Unless otherwise designated, the Notes will be issued as Global Securities registered in the name of The Depository Trust Company or a nominee thereof (referred to as "Book Entry Notes"). Procedures pertaining specifically to Book-Entry Notes and, as the case may be, Notes issued in definitive form ("Certificated Notes") will be explained separately below.


I.    GENERAL PROCEDURES


Aggregate
Principal Amount:           $__________


Issue Date: Each Note will be dated the date of its authentication. Each Note will also bear an original issue date (the "Issue Date") which, with respect to any Note (or portion thereof), shall mean the date of its original issuance and shall be specified therein. The Issue Date shall remain the same for

                                       -B2-



                            all  Notes   subsequently   issued  upon   transfer,
                            exchange or substitution of a Note, regardless of their dates of authentication.


Maturities:                 Each Note will mature on a Business  Day (as defined
                            below), selected by the purchaser and agreed to by the Company, which will range from nine months to thirty years after the Issue Date. Each Note bearing interest at a rate determined by reference to an interest rate formula (a "Floating Rate Note") will mature on an Interest Payment Date (as defined below).

                            "Business Day" means any day other than a Saturday or Sunday that (a) is not a day on which banking institutions in, Maryland, or in New York, New York, are authorized or obligated by law or executive order to be closed, and (b) with respect to LIBOR Notes only, is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.


Price to Public:            Each Note will be  issued  at 100% of  principal
                            amount (unless otherwise indicated in a pricing supplement).


Denominations:              The  minimum  denominations  of the  Notes  will  be
                            $1,000 and integral multiples of $1,000 in excess thereof (see "Special Procedures for Book-Entry
                            Notes - Denominations" for information relating to Book-Entry Notes).


Registration:               Notes will be issued only in fully  registered  form
                            as either a  Book-Entry  Note or a  Certificated
                            Note. Certificated Notes may be presented for registration of transfer or exchange at the Bank's
                            New York office.


Interest Payments:          Each Note bearing interest at a fixed rate
                            (a "Fixed Rate Note")  will bear  interest  from its
                            Issue Date if interest has not been paid on the Note
                            or from the most  recent  Interest  Payment  Date to
                            which  interest  has been paid at the fixed rate per
                            annum   stated   on  the   face   thereof,   payable
                            semi-annually  on May 1 and  November 1 of each year
                            (each an "Interest Payment Date" with respect to such Fixed Rate Note), and at Stated Maturity, and, if applicable, upon redemption or repurchase.

                            Special provisions are set forth in the Prospectus relating to Floating Rate Notes. Interest rates are determined by reference to the interest rate formula stated therein and payable in arrears on such dates as specified therein (each an "Interest Payment Date" with respect to such Floating Rate Note).

                            Interest on Fixed Rate Notes (including payments for partial periods) will be computed and paid on the basis of a 360-day year of twelve 30-day months and will not accrue on the 31st day of any month. Interest will be payable to the person in whose name the Note is registered at the close of business on April 15 or October 15, (whether or not such date is

                                      -B3-

                            a Business Day) with respect to Fixed Rate Notes or the fifteenth day (whether or not a Business Day) with respect to Floating Rate Notes (the "Record Dates"), next preceding the respective Interest
                            Payment Date; provided, however, that interest payable at Stated Maturity and, if applicable, upon redemption or repurchase will be payable to the person to whom principal shall be payable. The first payment of interest on any Note originally issued between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date. All interest payments (excluding interest payments made at Stated Maturity and, if applicable, upon redemption and repurchase) will be made by check mailed to the person entitled thereto as provided above; except that holders of over $5 million in principal amount of the Notes may receive interest payments by wire upon at least one Business Day's written notice to the Bank.

                            On the fifth Business Day immediately preceding each Interest Payment Date, the Bank will furnish the Company with the total amount of the interest payments to be made on such Interest Payment Date. The Bank will provide monthly to the Company's Financial Services Unit a list of the principal and interest to be paid on Notes maturing in the next succeeding month. On the Interest Payment Date (unless the Interest Payment Date is not a Business Day, then the immediately succeeding Business Day), the Company will transfer to the Bank, via the Federal Reserve wire system, immediately available funds sufficient to make such interest payments. The Bank will assume responsibility for withholding taxes on interest paid as required by law.


Acceptance of Offers:       Each  Agent  will  promptly  advise the Company
                            of each reasonable offer to purchase Notes received by it, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, without notice to the Company, reject any offer received by it, in whole or in part. The
                            Company will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. If the Company rejects an offer, the Company will promptly notify the Agent involved.


Settlement:                 All offers  accepted by the Company  will be settled
                            on the third  Business Day next  succeeding the date
                            of  acceptance   unless   otherwise  agreed  by  any
                            purchaser and the Company. The settlement date shall be specified upon receipt of an offer.

Confirmation:               For each accepted offer,  the Presenting  Agent will
                            issue a confirmation to the purchaser, with a copy to the Company's Financial Services Unit and the Bank, setting forth the Purchase Information and delivery and payment instructions.

Redemption at
Company's Option:           Except as otherwise  specified in the applicable
                            Pricing Supplement and on the Notes, the Notes will not be redeemable prior to their Stated Maturity.
                            If so specified, such Note will be redeemable at the option of the Company on or after a specified date at a specified price or prices (which may

                                      -B4-

                            include a premium) together with accrued interest thereon payable to, but excluding, the date fixed for redemption. The Notes will be redeemable in whole or in part (whether or not any other Notes of the same series are redeemed), in increments of $1,000 on notice by mail given not more than 60 nor less than 30 days prior to the date fixed for redemption. If there is a partial redemption, the Bank will issue a new Note on the same terms.

                            Upon presentation of each Note at the date fixed for redemption, the Bank (or any other duly appointed paying agent) will pay the principal amount (at a price, expressed as a percent of the principal amount, specified on the Note and in the applicable Pricing Supplement) redeemed thereof, together with accrued interest due on the amount redeemed at the date fixed for redemption. Such payment shall be made in immediately available funds, provided that the Note is presented to the Bank (or any such paying agent) in time for the Bank (or any such paying agent) to make payments in such funds in accordance with its normal procedures. On the date fixed for redemption (unless the date fixed for redemption is not a Business Day, then the immediately succeeding Business Day), the Company will provide the Bank (and any such paying agent), via the Federal Reserve wire transfer system, with immediately available funds sufficient for the Bank to make such payment. Notes presented at the date fixed for redemption will be canceled by the Bank as provided in the Indenture.

Repurchase at
Holder's Option:            Except as otherwise  specified in the applicable
                            Pricing Supplement and on the Notes, the Company is not required to repurchase the Notes from the holders prior to the Stated Maturity. If so specified, Notes will be redeemable at the option of the holder, in whole or in part, in increments of of $1,000, on the dates and at the prices specified therein, together with accrued interest to, but excluding, the repurchase date. For Book-Entry
                            Notes, holders must deliver a written notice to the Bank at least 30, but no more than 60 days prior to the date of repurchase, but no later than 5:00 p.m. New York City time on the last day for giving notice. The written notice must specify the principal amount to be repurchased and must b signed by a duly authorized officer of the Depositary participant (signature guaranteed).
                            For Certificated Notes, holders must complete the "Option to Elect Repayment" on the reverse of the Note and then deliver the Note to the Bank at least 30, but no more than 45 days prior to the date of the repurchase, but no later than 5:00 p.m.
                            New York City time on the last day for giving notice. All notices are irrevocable. If there is a partial redemption, the Bank will issue a new Note on the same terms.

                            On the repurchase date, the Bank (or any other duly appointed paying agent) will repurchase the Note from the holder at the specified price, together with any accrued interest, payment to be made in
                            immediately   available  funds.  The  Company  will
                            provide the Bank (and any such paying agent), via the Federal Reserve wire transfer system, with immediately available funds sufficient for the Bank to make such repurchases. Repurchased Notes will be canceled by the Bank as provided in the Indenture.

                                      -B5-

Remarketed Notes            Procedures related to Remarketed Notes will be added
                            at the time any notes are issued.


Maturity:                   Upon  presentation of each Note at maturity the Ban
                            (or any other duly appointed paying agent) will pay the principal amount thereof, together with accrued interest due at maturity. Such payment shall be made in immediately available funds, provided that the Note is presented to the Bank (or any such paying agent) in time for the Bank (or any such paying agent) to make payments in such funds in accordance with its normal procedures.
                            On the maturity date, the Company will provide the Bank (and any such paying agent), via the Federal
                            Reserve wire transfer system, with immediately available funds sufficient for the Bank to make such payment. Notes presented at maturity will be canceled by the Bank as provided in the Indenture.

Procedure for
Rate or Redemption
  Changes: The Company and the Agents will discuss from time to time the rates to be borne by, and the redemption and repurchase provisions, if any, of, the Notes that may be sold as a result of the solicitation of offers by the Agents. Once any Agent has recorded any indication of interest in Notes upon certain terms, and communicated with the Company, if the Company plans to accept an offer to purchase Notes upon such terms, it will prepare a sticker reflecting the terms of such Notes and, after confirming such terms with such Agent, will arrange to have the Prospectus, as then amended or supplemented, and bearing such sticker, filed with the Commission and will supply at least 10 copies of the Prospectus, as then amended or supplemented, and bearing such sticker, to the Presenting Agent. No settlements with respect to Notes upon such terms may occur prior to such filing and the Agents will not, prior to such filing, mail confirmations to customers who have offered to purchase Notes upon such terms. After such filing, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

                            If the Company decides to post rates (which may include the presence or absence of redemption and repurchase provisions) and a decision has been reached to change interest rates or redemption or repurchase provisions, if any, the Company will promptly notify each Agent. Each Agent will forthwith suspend solicitation of purchases. At that time, the Agents will recommend and the Company will establish rates to be so "posted." Following establishment  of  posted  rates  and  prior  to the
                            filing described in the following sentence, the Agents may only record indications of interest in purchasing Notes at the posted rates. Once any Agent has recorded any indication of interest in Notes at the posted rates and communicated with the Company, if the Company plans to accept an offer at the posted rate, it will prepare a sticker reflecting such posted rates and, after confirming such terms with such Agent, will arrange to have the Prospectus, and bearing such sticker, filed with the Commission and will supply at least 10 copies of the Prospectus, as then amended or supplemented, to the Presenting Agent. No settlements at the posted rates may occur prior to such filing and the Agents will not, prior to such filing, mail confirmations to

                                      -B6-

                            customers who have offered to purchase Notes at the posted rates. After such filing, sales, mailing of confirmations and settlements may resume, subject to the provisions of "Delivery of Prospectus" below.

                            Outdated stickers, and copies of the Prospectus to which they are attached (other than those retained for files), will be destroyed.

Suspension of
Solicitation;
Amendment or
Supplement:                 As provided in the Agency Agreement, the Company may
                            suspend solicitation of purchases at any time and, upon receipt of at least one Business Day's prior notice from the Company, the Agents will each forthwith suspend solicitation until such time as the Company has advised them that solicitation of purchases may be resumed.

                            If the Agents  receive  the notice  from the Company
                            contemplated by Section 4(b) of the Agency Agreement, they will promptly suspend solicitation and will only resume solicitation as provided in the Agency Agreement. If the Company decides to amend or supplement the Registration Statement or the Prospectus relating to the Notes, it will promptly advise each Agent and will furnish each Agent with the proposed amendment or supplement in accordance with the terms of the Agency Agreement. The Company will promptly file such amendment or supplement; provide the Agents with copies of any such amendment or supplement; confirm to the Agents that such amendment or supplement has been filed with the Commission; and advise the Agents that solicitation may be resumed.

                            Any such suspension shall not affect the Company's obligations under the Agency Agreement; and in the event that at the time the Company suspends solicitation of purchases there shall be any offers already accepted by the Company outstanding for settlement, the Company will have the sole responsibility for fulfilling such obligations. The Company will in addition promptly advise the Agents and the Bank if such offers are not to be settled and if copies of the Prospectus as in effect at the time of the suspension may not be delivered in connection with the settlement of such offers.

Delivery of
Prospectus:                 A copy of the Prospectus,  as most recently  amended
                            or supplemented on the date of delivery  thereof
                            (except as provided below), must be delivered to a purchaser prior to or together with the earlier of delivery of (i) the written confirmation provided for above, and (ii) any Note purchased by such purchaser. The Company shall ensure that the Presenting Agent receives copies of the Prospectus and each amendment or supplement thereto (including appropriate pricing stickers) in such quantities and within such time limits as will enable the Presenting Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the preceding sentence. If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any

                                      -B7-


                            sale of Notes on terms different from those agreed to between the Company and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus.

Authenticity of
Signatures:                 The  Company  will  cause  the Bank to  furnish  the
                            Agents   from  time  to  time   with  the   specimen
                            signatures of each of the Bank's officers, employees or agents who have been authorized by the Bank to authenticate Notes, but the Agents will have no obligation or liability to the Company or the Bank in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Bank on any Note.

Advertising Cost:           The Company will  determine  with the Agents the
                            amount of advertising that may be appropriate in offering the Notes. Advertising expenses will be paid by the Company.


II.  Special Procedures for Book-Entry Notes

                            Each Note may be represented by either a Global Security delivered to the Bank, as agent for the Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC or a certificate delivered to the Holder thereof or a Person designated by such Holder. An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note. In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Bank will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Bank to DTC and a Medium-Term Note Certificate Agreement previously entered into between the Bank and DTC, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). Except as otherwise set forth in this Exhibit B, Book-Entry Notes will be issued in accordance with the administrative procedures set forth in this section.

Issuance:                   On any  date of  settlement  (as  defined  under
                            "Settlement"  below),  for one or more  Fixed  Rate
                            Book-Entry  Notes,  the Company will issue a single
                            Global Security in fully registered form without coupons representing up to $_____________ principal amount of all of such Notes that have the same original issuance date, interest rate and Stated
                            Maturity. Similarly, on any settlement date for one or more Floating Rate Book-Entry Notes, the Company will issue a single Global Security representing up to $___________ principal amount of all of such Notes that have the same interest rate formula, original issuance date, Initial
                            Interest  Rate,  Interest  Payment  Dates,  Index
                            Maturity, Spread or Spread Multiplier, minimum interest rate (if any), maximum interest rate (if any) and Stated Maturity. Each Global Security

                                      -B8-

                            will be dated and issued as of the date of its authentication by the Bank, as authenticating agent. Each Global Security will have an interest accrual date (the "Interest Accrual Date"), which will be (i) with respect to an original Global Security (or any portion thereof), its original issuance date and (ii) with respect to any Global Security (or portion thereof) issued subsequently upon exchange of a Global Security or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Security or Securities (or if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security.
                            No Global Security will represent (i) both Fixed Rate and Floating Rate Book-Entry Notes or (ii) any Certificated Note.

Identification Numbers:     The Company will  arrange,  on or prior to
                            commencement  of a program for the offering of Book-
                            Entry Notes,  with the CUSIP Service Bureau of
                            Standard & Poor's  Corporation  (the "CUSIP Service
                            Bureau")for the reservation of a series of CUSIP numbers (including tranche numbers), consisting of approximately 900 CUSIP numbers and relating to Global Securities representing the Book-Entry
                            Notes.  The  Company  will  obtain  from the CUSIP
                            Service Bureau a written list of such series of reserved CUSIP numbers and will deliver to the Bank and DTC such written list of 900 CUSIP numbers of such series. The Company will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B." DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global
                            Securities. At any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global
                            Securities, and if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities representing
                            Book-Entry  Notes.  Upon  obtaining  such additional
                            CUSIP numbers the Company shall deliver such additional CUSIP numbers to the Bank and DTC.

Registration:               Each  Global  Security  will be  registered  in the
                            name of Cede & Co., as nominee for DTC, on the Securities Register maintained under the Indenture governing such Global Security. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such
                            Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                  Transfers of a Book-Entry  Note will be accomplished
                            by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

                                      -B9-

Consolidation
and Exchange:               The  Bank  may  deliver  to DTC  and the  CUSIP
                            Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more Outstanding Global Securities that represent (A) Fixed Rate Book-Entry Notes having the same original issuance date, interest rate and Stated Maturity and with respect to which interest has been paid to the same date or (B) Floating
                            Rate Book-Entry Notes having the same interest rate formula, original issuance date, Initial
                            Interest  Rate,  Interest  Payment  Dates,  Index
                            Maturity, Spread or Spread Multiplier, minimum interest rate (if any), maximum interest rate
                            (if any) and Stated Maturity and with respect to which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global
                            Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its participants
                            (including the Bank) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Bank will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global
                            Securities to be exchanged will no longer be valid. On the specified exchange date, the Bank will exchange such Global Securities for a single
                            Global Security bearing the new CUSIP number and a new Interest Accrual Date, and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.
                            Notwithstanding  the foregoing,  if the Global
                            Securities to be exchanged exceed $__________ in aggregate principal amount, one Global Security will be authenticated and issued to represent each $__________ of principal amount of the exchanged
                            Global Securities  and an  additional  Global
                            Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see "Denominations" below).

Denominations:              Book-Entry  Notes will be issued in principal amount
                            of $1,000, or any amount in excess thereof that is an integral multiple of $1,000. Global Securities representing one or more Book-Entry Notes will be denominated in principal amounts not in excess of $400,000,000.

Interest:                   General.  Interest on each Book-Entry  Note will
                            accrue from the Interest  Accrual Date of the Global
                            Security representing such Note. Each payment of interest on a Book-Entry Note will include interest accrued through the date preceding, as the case may be, the Interest Payment Date, Stated
                            Maturity or redemption; provided, however, that if the Interest Reset Dates with respect to any such Note are daily or weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which principal for such Note is payable, will include interest accrued from but excluding the second preceding Record Date to and including the next preceding Record Date.
                            Interest  payable at the Stated  Maturity or upon

                                     -B10-


                            redemption of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard & Poor's Corporation.

                            On the first Business Day of January, April, July and October of each year the Bank will deliver to the Company and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur with respect to Floating Rate Book-Entry Notes during the six-month period beginning on such first Business Date. Promptly after each Interest Determination Date (as defined in the Prospectus) for Floating Rate Notes, the Bank, acting as the calculation agent for Floating Rate Notes, will notify Standard & Poor's Corporation of the interest rates determined on such Interest Determination Date.

Payments of Principal
and Interest:               Payments of Interest Only. Promptly  after  each
                            Record Date, the Bank will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security on the following Interest
                            Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation. The Company will pay to the Bank, as paying agent, the total amount of interest due on such Interest Payment
                            Date (other than at Maturity), and the Bank will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment."

                            Payments at Maturity. On or about the first Business Day of each month, the Bank will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security maturing in the following month. The Company, the Bank and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity of such Global Security. The Company will pay to the Bank, as the paying agent, the principal amount of such Global Security, together with interest due at such Maturity. The Bank will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment."

                            Promptly after payment to DTC of the principal and interest due at the Maturity of such Global Security, the Bank will cancel such Global Security and deliver it to the Company with an appropriate debit advice. On the first Business Date of each month, the Bank will prepare a written statement indicating the total principal amount of Outstanding Global Securities for which it serves as paying agent and authenticating agent as of the immediately preceding Business Day.

                            Payments Upon Redemption. The Company, the Bank and DTC will confirm the purchase price and accrued interest payable for each Global Security to be

                                     -B11-


                            redeemed by the Company on or about the fifth Business Day preceding the redemption of such Global Security.

                            Payments Upon Repurchase. The Bank will notify the Company in a timely manner, but no later that the fifth Business Day following the end of the applicable notice period for the holders, of the receipt of notice for holders requesting repurchase of Notes. The Company, the Bank and DTC will confirm the purchase price and accrued interest payable for each Global Security to be repurchased by the Company on or about the fifth Business Day preceding the redemption of such Global Security.

                            Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity, including Redemption and Repurchase, shall be paid by the Company to the Bank in funds available for use by the Bank as of 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing the Bank to withdraw funds from an account maintained by the Company at the Bank. The Company will confirm such instructions in writing to the Bank. For maturity, redemption or any other principal payments: prior to 10:00 A.M. (New York City time) on such date or as soon as possible thereafter, the Bank will make such payments to DTC in same day funds in accordance with DTC's Same Day Funds Settlement Paying Agent Operating Procedures. For interest payments: the Bank will make such payments to DTC in accordance with existing arrangements between DTC and the Bank. DTC will allocate such payments to its participants in accordance with its existing operating procedures. Neither the Company (either as issuer or as Paying Agent) nor the Bank shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                            The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement Procedures:      Settlement Procedures with regard to each Book-Entry
                            Note sold by the Company through an Agent, as agent, shall be as follows:

                  A. The Presenting Agent will advise the Company by telephone, and confirm in writing by facsimile transmission the following settlement information:

                            1. Exact name in which Note is to be registered ("Registered Owner").

                            2.      Exact  address of the  Registered  Owner and
                                    address  for  payments  of   principal   and
                                    interest, if any.

                            3. Taxpayer identification number of the Registered Owner.

                                     -B12-

                            4.      Principal   amount  of  the  Note  (and,  if
                                    multiple    Notes   are   to   be    issued,
                                    denominations thereof).

                            5.      Settlement date.

                            6.      Stated Maturity.

                            7.      Issue Price.

                            8.      Issue date.

                            9.      Trade date.

                            10. The DTC Participant account number of such Agent.

                            11.     Interest rate:

                                    (a)    Fixed Rate Notes:

                                           i)     interest rate

                                    (b)    Floating Rate Notes:

                                           i)     interest rate basis
                                           ii)    initial interest rate
                                           iii)   spread and/or spread
                                                  multiplier, if any
                                           iv)    interest rate reset periods
                                                  and dates
                                           v)     interest payment dates
                                           vi)    index maturity
                                           vii)   maximum and minimum interest
                                                  rates, if any
                                           viii)  record dates
                                           ix)    interest determination dates

                            12. The dates and related prices on or after which the Notes are redeemable at the option of the Company, and additional redemption or repurchase provisions, if any.

                            13. Wire transfer information.

                            14. Presenting Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Company upon settlement.)

                  B. The Company will assign a CUSIP number to the Global Security representing such Note and then advise the Bank in writing by facsimile transmission of the information set forth in Settlement Procedure "A" above, such CUSIP number and the name of such Agent. The Original Issuance Instructions will be accompanied by a letter signed by any Officer of the Company giving the Bank authority to authenticate the Notes in the manner set forth in the Original Issuance Instructions.

                                     -B13-



                  C. The Bank will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, the Presenting Agent, Standard & Poor's Corporation and, upon request, the Trustee under the Indenture pursuant to which such Note is to be issued:

                            1.  The information set forth in Settlement
                            Procedure "A."

                            2. Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

                            3. Initial Interest Payment Date for such Note, number of days by which such date succeeds the related "DTC Record Date" (which term means the Regular Record Date except in the case of floating rate notes which reset daily or weekly in which case it means the date 5 calendar days immediately preceding the Interest Payment Date) and amount of interest payable on such Interest Payment Date.

                            4.   Frequency   of  interest   payments   (monthly,
                            semiannually, quarterly, etc.).

                            5. CUSIP number of the Global Security representing such Note.

                            6. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

                  D. The Bank, as authentication agent, will complete and authenticate the note certificate evidencing the Global Security representing such Book-Entry Note.

                  E. DTC will credit such Note to the Bank's participant account at DTC.

                  F. The Bank will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to
                            (i) debit such Note to the Bank's participant account and credit such Note to the Presenting
                            Agent's participant account and (ii) debit the Presenting Agent's settlement account and credit the Bank's settlement account for an amount equal to the price of such Note less the Presenting Agent's commission.

                  G. The Presenting Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Presenting Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent for an amount equal to the price of such Note.

                  H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                                     -B14-

                  I. The Bank will credit to an account of the Company maintained at the Bank funds available for immediate use in the amount transferred to the Bank in accordance with Settlement Procedure "F."

                  J. The Presenting Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Note with or prior to any written offer of Notes and the confirmation and payment by the purchaser of the Note. The Presenting Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures
Timetable:                  For  orders  of  Book-Entry  Notes  solicited  by an
                            Agent, as agent, and accepted by the Company for settlement, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times
                            (New York City time) set forth below:

================================================================================
                          SETTLEMENT
                          PROCEDURES                    TIME (New York)
================================================================================
                              A - B             11:00 A.M. on the Sale Date
===============================================================================
                                C               2:00 P.M. on the Sale Date
===============================================================================
                                D               9:00 A.M. on the Settlement Date
===============================================================================
                                E              10:00 A.M. on the Settlement Date
===============================================================================
                              F - G             2:00 P.M. on the Settlement Date
===============================================================================
                                H               4:45 P.M. on the Settlement Date
===============================================================================
                              I - J             5:00 P.M. on the Settlement Date
===============================================================================

                                    If a sale is to be  settled  more  than  one
                            Business Day after the sale date, Settlement Procedures "A," "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M. and 2:00 P.M., as the case may be, on the first Business Day after the sale date. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 11:00 A.M. and 12:00 Noon, respectively, on the second Business Day before the settlement date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                                    If  settlement  of  a  Book-Entry   Note  is
                            rescheduled or canceled, the Bank will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

                                     -B15-

Failure to Settle:          If the Bank fails to enter an SDFS  deliver  order
                            with respect to a Book-Entry Note pursuant to Settlement Procedure "F," the Bank may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the Bank's participant account. DTC will process the withdrawal message, provided that the Bank's participant account contains a principal amount of the Global
                            Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global
                            Security,  the Bank will mark such Global Security
                            "canceled," make appropriate entries in the Bank's records and send such canceled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP
                            Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global
                            Security,  the Bank will exchange such Global
                            Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry
                            Notes previously  represented by the surrendered
                            Global Security and shall bear the CUSIP number of the surrendered Global Security.

                            If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchasers thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent for such Note may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G," respectively. Thereafter, the Bank will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                            Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Bank will provide, in accordance with Settlement Procedure "D," for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.


III. Special Procedures for Certificated Notes

                            The Notes may be issued in physical form as Certificated Notes. The following Settlement Procedures relate specifically to the issuance of Certificated Notes.

Details for
Settlement:       A.        For each offer accepted by the Company,  the Agent
                            who presented such offer (the "Presenting Agent") shall communicate to (i) the Company's Financial

                                     -B16-

                            Services Unit and (ii) the Bank by telephone, facsimile transmission or other acceptable means
                            the  following   information  (the  "Purchase
                            Information"):

                            1. Exact  name in which the Note or Notes are to be
                               registered ("registered owner").

                            2. Exact address of registered owner and address for
                               payment of principal and interest, if any.

                            3. Taxpayer  identification  number  of  registered
                               owner.

                            4. Principal  amount of the Note  (and if  multiple
                               Notes are to issued, denominations thereof).

                            5. Settlement date.

                            6. Stated Maturity.


                            7. Issue Price.

                            8. Issue date.

                            9. Trade date.

                           10. Interest rate:

                                    (a)    Fixed Rate Notes:

                                           i)     interest rate

                                    (b)    Floating Rate Notes:

                                           i)     interest rate basis
                                           ii)    initial interest rate
                                           iii)   spread and/or spread
                                                  multiplier, if any
                                           iv)    interest rate reset periods
                                                  and dates
                                           v)     interest payment dates
                                           vi)    index maturity
                                           vii)   maximum and minimum interest
                                                  rates, if any
                                           viii)  record dates
                                           ix)    interest determination dates

                            11. The dates and related prices on or after which the Notes are redeemable at the option of the Company, and additional redemption or repurchase provisions, if any.

                            12.     Wire transfer information.

                                     -B17-

                            13. Presenting Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Company upon settlement).

                            14.     Instructions for delivery of Note(s).

                            The Issue Date of, and the settlement date for, Notes will be the same. Before accepting any offer to purchase Notes to be settled in less than three days, the Company shall verify that the Bank will have adequate time to prepare and authenticate the Notes.

                  B. After receiving the details for each accepted offer from the Presenting Agent, the Company will, after recording the details and any necessary calculations, confirm the Purchase Information by telephone, facsimile transmission or other acceptable means, to the Bank.

                  C. The Bank will complete the Note assigning to and entering on, each Note a transaction number and authenticating the Note.

                  D. The Bank will deliver the Notes to the Presenting Agent, pursuant to the delivery instructions from the Company. The Bank will retain a copy of the Note. The Presenting Agent will cause to be wire transferred to a bank account designated by the Company immediately available funds in the amount of the principal of the Notes, less the applicable commission.

                  E. The Presenting Agent, as the Company's agent, will deliver the Notes against payment by such purchasers in immediately available funds in the principal amount of the Notes. Delivery of any confirmation or a Note will be made in compliance with "Delivery of Prospectus."

                  F. The Bank will automatically forward a copy of the Notes to the Company unless notified of a fail (See "Fails").

Settlement Procedures
Timetable:                  For offers  accepted by the Company,  Settlement
                            Procedures "A" through "F" set forth above shall be completed on or before the respective times set forth below:

                                     -B18-

================================================================================
                  SETTLEMENT
                  PROCEDURES               TIME (New York)
================================================================================
================================================================================
                     A - B               11:00 A.M. on the Next Business Day
                                         after the Trade Date
================================================================================
================================================================================
                      C                  3:00 P.M. on the Business Date prior to
                                         Settlement Date
================================================================================
                      D                  2:15 P.M. on the Settlement Date
================================================================================
                      E                  3:00 P.M. on the Settlement Date
================================================================================
                      F                  5:00 P.M. on the Business Day after the
                                         Settlement Date
================================================================================

Fails: In the event that a purchaser shall fail to accept delivery of and make payment for a Note on the settlement date, the Presenting Agent will notify the Bank and the Company, by telephone, confirmed in writing. If the Note has been delivered to the Presenting Agent, as the Company's agent, the Presenting Agent shall return such Note to the Bank. If funds have been advanced for the purchase of such Note, the Agent will, immediately upon receipt of such Note, debit the account of the Company for the amount so advanced and the Company shall refund the payment previously made by the Presenting Agent in immediately available funds. Such payments will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If such fail shall have occurred for any reason other than the failure of the Presenting Agent to provide a confirmation to the purchaser, the Company will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Note in respect of which the fail occurred, the Bank will make appropriate entries to reflect the fact that the Note was never issued and will mark the Note "Canceled." The Presenting Agent will not be entitled to any commission with respect to any Note which the purchaser does not accept or make payment for.

                                     -B19-

                                                                      Exhibit C
                                                             to Agency Agreement















                       BALTIMORE GAS AND ELECTRIC COMPANY

                           MEDIUM-TERM NOTES, SERIES I

                           FORM OF PURCHASE AGREEMENT

                                    INCLUDING

                          STANDARD PURCHASE PROVISIONS

                       BALTIMORE GAS AND ELECTRIC COMPANY

                           MEDIUM-TERM NOTES, SERIES I

                               PURCHASE AGREEMENT




                                     [Date]


Baltimore Gas and Electric Company
250 W. Pratt Street, 20th Floor
Baltimore, Maryland  21201

Dear Sirs:

        Referring to the Medium-Term Notes, Series I of Baltimore Gas and Electric Company (the "Company") covered by the registration statement on Form S-3 (No. 333-________), (such registration statement, including (i) the prospectus included therein, dated _________________, as supplemented by a prospectus supplement dated ____________ in the form first filed under Rule 424(b) (such prospectus as so supplemented, including each document incorporated by reference therein is hereinafter called the "Prospectus") and (ii) all documents filed as part thereof or incorporated by reference therein, is hereinafter called the "Registration Statement") on the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and conditions herein set forth, the purchaser or purchasers named in Schedule A hereto (the "Purchasers") agree to purchase, severally, and the Company agrees to sell to the Purchasers, severally, the respective principal amounts of the Company's Medium-Term Notes, Series I having the terms described below (the "Purchased Notes") set forth opposite the name of each Purchaser on Schedule A hereto.

        The price at which the Purchased Notes shall be purchased from the Company by the Purchasers shall be ______% of the principal amount plus accrued interest, if any, from _____________. The initial public offering price shall be _____% of the principal amount plus accrued interest, if any, from
____________________. The Purchased Notes will be offered by the Purchasers as set forth in the Prospectus Supplement relating to such Purchased Notes.

        The Purchased Notes will have the following terms:

        Fixed Interest rate (if applicable):       % per annum
                                               accruing from     )
        Floating Interest Rate (if applicable):

                      Interest Rate Basis:                 ___________________

                      Spread:                              ___________________

                      Spread Multiplier:                   ___________________

                      Index Maturity:                      ___________________

                      Initial Interest Rate:               ___________________

                      Maximum Interest Rate:               ___________________

                      Minimum Interest Rate:               ___________________

                      Interest Reset Dates:                ___________________

                      Interest Determination Dates:        ___________________

                      Calculation Agent:                   ___________________

               Interest Payment Dates:                     ___________________

               Stated Maturity:                            ___________________

               Redeemable by the                      Redemption Prices
               Company on or after:           (% of Principal Amount):

                   ________________                        ___________________
                   ________________                        ___________________
                   ________________                        ___________________

               Subject to Repurchase by
               the Company at the option of   Repurchase Prices
               the holder on:                         (% of Principal Amount):

                   _________________                       ___________________
                   _________________                       ___________________
                   _________________                       ___________________


               The "Closing Date" shall be:



               The place to which the
               Purchased Notes may be
               checked, packaged and
               delivered shall be:                          ___________________
               Notices to the Purchasers shall be sent to the following address(es) or telecopier number(s):




        If we are acting as Representative(s) for the several Purchasers named in Schedule A hereto, we represent that we are authorized to act for such several Purchasers in connection with the transactions contemplated in this Agreement, and that, if there are more than one of us, any action under this Agreement taken by any of us will be binding upon all the Purchasers.

        All of the provisions contained in the document entitled "Baltimore Gas and Electric Company Standard Purchase Provisions", a copy of which has been previously furnished to us, are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

                                                  Very truly yours,

                                                  [Firm Name]


                                                   By

                                                  Title: _______________________

                                                     Acting on behalf of and as
                                                     Representative(s) of the
                                                     several Purchasers named in
                                                      Schedule A hereto.*

The foregoing Purchase
Agreement is hereby confirmed
as of the date first above
written

BALTIMORE GAS AND ELECTRIC COMPANY


By   _______________________


Title: _____________________


____________________________

* To be deleted if the Purchase Agreement is not executed by one or more Purchasers acting as Representative(s) of the Purchasers for purposes of this Agreement.

                                   SCHEDULE A


Name of Purchaser                                                         Amount





































Total                                                      ____________________

                                                           $

                       BALTIMORE GAS AND ELECTRIC COMPANY
                          STANDARD PURCHASE PROVISIONS

               From time to time, Baltimore Gas and Electric Company, a Maryland corporation ("Company") may enter into purchase agreements that provide for the sale of designated securities to the purchaser or purchasers named therein. The standard provisions set forth herein may be incorporated by reference in any such purchase agreement ("Purchase Agreement"). The Purchase Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as "this Agreement." Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

               1. Introductory. The Company proposes to issue and sell from time to time its Medium-Term Notes, Series I ("Notes") registered under the registration statement referred to in Section 2(a). The Notes will be issued under an Indenture, dated as of July 1, 1985, between the Company and The Bank of New York (successor to Mercantile-Safe Deposit and Trust Company), as Trustee as supplemented by the Supplemental Indentures dated as of October 1, 1987 and January 26, 1993, respectively (the "Indenture"). The Notes will be sold to the Purchasers for resale in accordance with the terms of the offering determined at the time of the sale. The Notes involved in any such offering are hereinafter referred to as the "Purchased Notes," and the firm or firms, as the case may be, which agree to purchase the same are hereinafter referred to as the "Purchasers" of such Purchased Notes. The terms "you" and "your" refer to those Purchasers who sign the Purchase Agreement either on behalf of themselves only or on behalf of themselves and as representatives of the several Purchasers named in Schedule A thereto, as the case may be.

               2. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each Purchaser that:

               (a) A registration statement on Form S-3 (No. 333-________),which also serves as a post-effective amendment to the registration statement on Form S-3 (No. 333-66015), covering $_____ million principal amount of the Notes, including a prospectus has been filed with the Securities and Exchange Commission ("Commission") and has become effective. The terms Registration Statement and Prospectus shall have the meanings ascribed to them in the Purchase Agreement.

               (b) The Registration Statement conforms in all respects to the requirements of the Securities Act of 1933, as amended ("Act"), and the pertinent published rules and regulations of the Commission thereunder ("33 Act Rules and Regulations") and the Trust Indenture Act of 1939, as amended ("Trust Indenture Act"), and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements or omissions in such document based upon written information furnished to the Company by any Purchaser specifically for use therein. The documents incorporated by reference in the Registration Statement or the Prospectus pursuant to Item 12 of Form S-3 of the Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the pertinent published rules and regulations thereunder ("Exchange Act Rules and Regulations"). Any additional documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               3. Delivery and Payment. The Company will deliver the Purchased Notes to you for the accounts of the Purchasers, at the offices of the Trustee (at the place specified in the Purchase Agreement) against payment of the purchase price by certified or official bank check or checks in same day or New York or Baltimore Clearing House funds drawn to the order of the Company, at the office of the Company, 250 W. Pratt Street, 20th Floor, Baltimore, Maryland, at the time set forth in this Agreement or at such other time not later than seven full business days thereafter as you and the Company determine, such time being herein referred to as the "Closing Date." The Purchased Notes so to be delivered will be in definitive fully registered form registered in such denominations, of $1,000 or multiples thereof, and in such names as you request in writing not later than 3:00 p.m., New York Time, on the third full business day prior to the Closing Date, or, if no such request is received, in the names of the respective Purchasers in the amounts agreed to be purchased by them pursuant to this Agreement. The Company shall make the Purchased Notes available for checking and packaging at the offices of the Trustee (at the place specified in the Purchase Agreement) prior to the Closing Date and, unless prevented from doing so by circumstances beyond its control, not later than 2:00 p.m., New York Time, on the business day next preceding the Closing Date. If you request that any Purchased Notes be issued in a name or names other than that of the Purchaser agreeing to purchase such Purchased Notes hereunder, the Company shall not be obligated to pay any transfer taxes resulting therefrom. The Notes may also be represented by a permanent global Note or Notes, registered in the name of The Depository Trust Company, as depositary (the "Depositary"), or a nominee of the Depositary (each such Note represented by a permanent global Note being referred to herein as a "Book-Entry Note"). Beneficial interests in Book-Entry Notes will only be evidenced by, and transfers thereof will only be effected through, records maintained by the Depositary's participants.

               4. Offering by the Purchasers. The several Purchasers propose to offer the Purchased Notes for sale to the public as set forth in the Prospectus.

               5. Covenants of the Company. The Company covenants and agrees with the several Purchasers that:

               (a) It will promptly cause the Prospectus to be filed with the Commission as required by Rule 424.

               (b) For as long as a prospectus relating to the Purchased Notes is required to be delivered under the Act, if any event relating to or affecting the Company or of which the Company shall be advised in writing by the Purchasers shall occur which, in the Company's opinion, should be set forth in a supplement or amendment to the Prospectus in order either to make the Prospectus comply with the requirements of the Act or which would require the making of any change in the Prospectus so that as thereafter delivered to purchasers such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will promptly amend or supplement the Prospectus by either
        (i) preparing and filing with the Commission supplement(s) or amendment(s) to the Prospectus, or (ii) making an appropriate filing pursuant to the Exchange Act, which will supplement or amend the Prospectus so that, as supplemented or amended, the Prospectus when the Prospectus is delivered to a purchaser will comply with the Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Prior to any such filing, the Company shall give oral notice to the Purchasers.

               (c) Not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company in which the Closing Date occurs, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering such 12-month period which will satisfy the provisions of
        Section 11(a) of the Act.

               (d) The Company will furnish to you copies of the following documents, in each case as soon as available after filing and in such quantities as you reasonably request (i) the Registration Statement relating to the Notes as originally filed and all pre-effective amendments thereto (at least one of which will be signed and will include all exhibits except those incorporated by reference to previous filings with the Commission); (ii) each prospectus relating to the Purchased Notes; and (iii) during the time when a prospectus relating to the Purchased Notes is required to be delivered under the Act, all post-effective amendments and supplements to the Registration Statement or Prospectus, respectively (except supplements relating to securities that are not Purchased Notes).

               (e) The Company will use its best efforts to obtain the qualification of the Purchased Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution, provided, however, that the Company shall not be required to qualify as a foreign corporation or to file any consent to service of process under the laws of any jurisdiction or to comply with any other requirements deemed by the Company to be unduly burdensome.

               (f) During the period of five years after the Closing Date, the Company will furnish to you, and upon request, to each of the other
        Purchasers: (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year, (ii) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (iii) from time to time, such other information concerning the Company as you may reasonably request.

               (g) The Company will pay all expenses incident to the performance of its obligations under this Agreement, and will reimburse the Purchasers for any expenses (including Blue Sky fees not exceeding $ and disbursements of counsel) incurred by them in connection with qualification of the Purchased Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions as you designate and the printing of memoranda relating thereto, for any filing fees charged by investment rating agencies for the rating of the Purchased Notes, for any expenses incurred in connection with listing the Purchased Notes on a national securities exchange and for expenses incurred in distributing prospectuses to the Purchasers, except that if this Agreement is terminated by the Purchasers under Section 6(c) hereof, the Company shall not be obligated to reimburse the Purchasers for any of the foregoing expenses.

               (h) The Company will not offer or sell any of its other debt securities which are substantially similar to the Purchased Notes prior to ten business days after the Closing Date without the consent of the Purchasers.

               6.  Conditions  of  the   Obligations  of  the  Purchasers.   The
obligations of the several Purchasers to purchase and pay for the Purchased Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

               (a) Subsequent to the signing of this Agreement, you shall have received a letter of PricewaterhouseCoopers LLP, dated the Closing Date, confirming that they are independent public accountants within the meaning of the Act and the 33 Act Rules and Regulations, and stating in effect that:

                      (i) In their opinion, the consolidated financial statements and supporting schedules audited by them which are included in the Company's Form 10-K ("Form 10-K"), which is incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the 33 Act Rules and Regulations and the Exchange Act and the Exchange Act Rules and Regulations;

                      (ii) On the basis of  procedures  specified in such letter
               (but not an audit in accordance with generally accepted auditing standards), including reading the minutes of meetings of the shareholders, the Board of Directors and the Executive Committee of the Company since the end of the year covered by the Form 10-K as set forth in the minute books through a specified date not more than five days prior to the Closing Date, performing procedures specified in Statement on Auditing Standards No. 71, Interim Financial Information, on the unaudited interim consolidated financial statements of the Company incorporated by reference in the Registration Statement, if any, and reading the latest available unaudited interim consolidated financial statements of the Company, and making inquiries of certain officials of the Company who have responsibility for financial and accounting matters as to whether the latest available financial statements not incorporated by reference in the Registration Statement are prepared on a basis substantially consistent with that of the audited consolidated financial statements incorporated in the Registration Statement, nothing has come to their attention that has caused them to believe that
               (1) any unaudited consolidated financial statements incorporated by reference in the Registration Statement do not comply in form in all material respects with the applicable requirements of the Act and the 33 Act Rules and Regulations and the Exchange Act and the Exchange Act Rules and Regulations or any material modifications should be made to those unaudited consolidated financial statements for them to be in conformity with generally accepted accounting principles; (2) at the date of the latest available balance sheet not incorporated by reference in the Registration Statement there was any change in the capital stock, change in long-term debt or decrease in consolidated net assets or common shareholders' equity as compared with the amounts shown in the latest balance sheet incorporated by reference in the Registration Statement or for the period from the closing date of the latest income statement incorporated by reference in the Registration Statement to the closing date of the latest available income statement read by them there were any decreases, as compared with the corresponding period of the previous year, in operating revenues, operating income, net income, the ratio of earnings to fixed charges (measured on the most recent twelve month period), or in earnings per share of common stock except in all instances of changes or decreases that the Registration
               Statement discloses have occurred or may occur, or which are described in such letter; or (3) at a specified date not more than five days prior to the Closing Date, there was any change in the capital stock or long-term debt of the Company or, at such date, there was any decrease in net assets of the Company as compared with amounts shown in the latest balance sheet incorporated by reference in the Registration Statement, [or for the period from the closing date of the latest income statement incorporated by reference in the Registration Statement to a specified date not more than five days prior to the Closing Date, there were any decreases as compared with the corresponding period of the previous year, in operating revenues, operating income, net income or in earnings applicable to common stock,] except in all cases for changes or decreases which the Registration Statement discloses have occurred or may occur, or which are described in such letter; and

                      (iii) Certain  specified  procedures  have been applied to certain financial or other statistical information (to the extent such information was obtained from the general accounting records of the Company) set forth or incorporated by reference in the Registration Statement and that such procedures have not revealed any disagreement between the financial and statistical information so set forth or incorporated and the underlying general accounting records of the Company, except as described in such letter.

               (b) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or you, shall be contemplated by the Commission.

               (c) Subsequent to the date of this Agreement, (i) there shall not have occurred any change or any development involving a prospective change not contemplated by the Prospectus as amended or supplemented as of the date of this Agreement in or affecting particularly the business or properties of the Company which, in the judgment of a majority in interest of the Purchasers including you, materially impairs the investment quality of the Purchased Notes, (ii) no rating of any of the Company's debt securities shall have been lowered by any recognized rating agency and (iii) trading in securities generally on the New York Stock Exchange shall not have been suspended nor limited, other than a temporary suspension in trading to provide for an orderly market, nor shall minimum prices have been established on such Exchange, a banking moratorium shall not have been declared either by New York State or Federal authorities and there shall not have occurred an outbreak or escalation of major hostilities in which the United States is involved or other substantial national or international calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Purchased Notes.

               (d) There shall not be in effect on the Closing Date any order of the Public Service Commission of Maryland which would prevent the issuance, sale and delivery of the Purchased Notes in accordance with the terms contemplated by this Agreement.

               (e) You shall have received an opinion, dated the Closing Date, of a counsel for the Company to the effect that:


                    (i) The  Company has been duly  incorporated  and is validly existing as a corporation in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which the conduct of its business or the ownership of its properties requires such qualification and the failure to do so would have a material and adverse impact on its financial condition;

                    (ii) The Indenture has been duly authorized,  executed and delivered by the Company and is a valid instrument, legally binding on the Company and enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights and by general principles of equity;

                    (iii) The  issuance and sale of the  Purchased  Notes have been duly authorized by all necessary corporate action of the Company. The Purchased Notes being delivered to the Purchasers at the Closing (assuming that they have been duly authenticated by the Trustee or a duly designated Authentication Agent under the Indenture, which fact counsel need not verify by an inspection of the Purchased Notes), have been duly issued and constitute legal, valid, and binding obligations of the Company enforceable in accordance with their terms, and are entitled to the benefits provided by the Indenture except as such enforceability or entitlement may be limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights and by general principles of equity;

                    (iv) The  Registration  Statement has become effective under the Act and, (a) to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; (b) the Registration Statement (as of its effective date) and the Prospectus (as of its date and as of the Closing Date) and any amendments or supplements thereto, as of their respective dates, appeared to comply as to form in all material respects with the requirements of Form S-3 under the Act and the 33 Act Rules and Regulations and the Trust Indenture Act; (c) such counsel has no reason to believe that either the Registration Statement or the Prospectus, or any such amendment or supplement, as of such respective dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statement therein not misleading; (d) the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; (e) and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; it being understood that such counsel, in addressing the matters covered in this paragraph (iv) need express no opinion as to the financial statements or other financial and statistical information contained in the Registration Statement or the Prospectus or incorporated therein or attached as an exhibit thereto or as to the Statement of Eligibility and Qualification on Form T-l of the Trustee under the Indenture.

                      (v) The  approval  of the  Public  Service  Commission  of
               Maryland necessary for the valid issuance by the Company of the Purchased Notes pursuant to this Agreement has been obtained and continues in full force and effect. The Company has received the approval of FERC for the issuance of Purchased Notes on or before December 31, 2000 with maturities of not more than 12 months after the date of issuance and the approval of FERC will be required for the issuance of any Purchased Notes after December 31, 2000 and such counsel knows of no other approval of any other regulatory authority which is legally required for the valid offering, issuance, sale and delivery of the Purchased Notes by the Company under this Agreement (except that such opinion need not pass upon the requirements of state securities acts);

                      (vi) To the best of such  counsel's  knowledge and belief, the consummation of the transactions contemplated in this Agreement and the compliance by the Company with all the terms of the Indenture did not and will not result in a breach of any of the terms and provisions of, or constitute a default under, the Company's Charter or By-Laws or any indenture, mortgage or deed of trust or other agreement or instrument to which the Company is a party;

                      (vii) Each of this Agreement and the Interest Calculation
               Agency Agreement has been duly authorized, executed and delivered by the Company;

                      (viii) The  Indenture  is duly  qualified  under the Trust
               Indenture Act;

                      (ix) The  issuance,  sale and  delivery  of the  Purchased
               Notes as contemplated by this Agreement are not subject to the approval of the Securities and Exchange Commission under the provisions of the Public Utility Holding Company Act of 1935 (the "1935 Act"); and

                      (x) The Notes and  Indenture  conform as to legal  matters with the statements concerning them in the Registration Statement and Prospectus under the caption "DESCRIPTION OF NOTES" and on the cover page of the Prospectus.

               (f) The Agents shall have received from Cahill Gordon & Reindel, counsel for the Agents, an opinion dated the Closing Date, with respect to the matters referred to in paragraph 6(e) subheadings (ii), (iii), (iv)b, (v),
(vii), (viii) and (x) and such other matters as the Agents shall reasonably request and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass on such matters.

               In rendering such opinion, Cahill Gordon & Reindel may rely, as to the incorporation of the Company, the approval of the Public Service Commission of Maryland required for the issuance, sale and delivery of the Purchased Notes and all other matters governed by the laws of the State of Maryland, the applicability of the 1935 Act, and FERC approval for the issuance, sale and delivery of the Purchased Notes, upon the opinion of Counsel for the Company referred to above.

     In addition, such counsel shall state that such counsel has participated in conferences with officers,counsel and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Purchasers at which the contents of the Registration Statement and the Prospectus and related matters were discussed; and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as to the matters referred to in their opinion rendered pursuant to subheading (x) above), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers, counsel and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that either the Registration Statement (as of its effective date) or the Prospectus (as of the date of this Agreement), and any subsequent amendments or supplements thereto, as of their respective dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make such statements therein not misleading (it being understood that such counsel need make no comment with respect to the financial statements and other financial and statistical data included in the Registration Statement or Prospectus or incorporated therein or as to the Statement of Eligibility and Qualification on Form T-l of the Trustee under the Indenture).

               (g) You shall have received a certificate  of the Chairman of the
        Board, President or any Vice President and a principal financial or accounting officer of the Company, dated the Closing Date, in which such officers shall state, to the best of their knowledge after reasonable investigation, and relying on opinions of counsel to the extent that legal matters are involved, that the representations and warranties of the Company in this Agreement are true and correct in all material respects, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and that, subsequent to the date of the most recent financial statements set forth or incorporated by reference in the

        Prospectus, there has been no material adverse change in the financial position or in the financial results of operation of the Company except as set forth or contemplated in the Prospectus.

               (h) The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

               In case any such condition shall not have been satisfied, this Agreement may be terminated by you upon notice in writing or by telecopy to the Company without liability or obligation on the part of the Company or any Purchaser, except as set forth in Section 10 hereof.

               7. Conditions of the Obligations of the Company. The obligations of the Company to sell and deliver the Purchased Notes are subject to the following conditions precedent:

               (a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or you, shall be contemplated by the Commission.

               (b) There shall not be in effect on the Closing Date any order of the Maryland Commission or Federal Energy Regulatory Commission which would prevent the issuance, sale and delivery of the Purchased Notes or which contains conditions or provisions with respect thereto which are not acceptable to the Company, it being understood that no order in effect at the date of this Agreement contains any such unacceptable conditions or provisions.

               If any such condition shall not have been satisfied, then the Company shall be entitled, by notice in writing or by telecopy to you, to terminate this Agreement without any liability on the part of the Company or any Purchaser, except as set forth in Section 10 hereof.

               8.     Indemnification.

               (a) The Company will indemnify and hold harmless each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act or Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Purchaser or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or any related preliminary prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Purchaser and each such controlling person for any legal or other expenses reasonably incurred by such Purchaser or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to such Purchaser or controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Company by such Purchaser or such controlling person specifically for use therein unless such loss, claim, damage or liability arises out of the offer or sale of the Purchased Notes occurring after such Purchaser or controlling person has notified the Company in writing that such information should no longer be used therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

               (b) Each Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or any related preliminary prospectus or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that such Purchaser will not be liable to the Company, or any such director, officer or controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of the offer or sale of Purchased Notes occurring after such Purchaser has notified the Company in writing that such information should no longer be used therein. This indemnity agreement will be in addition to any liability which such Purchaser may otherwise have.

               (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying  party  under (a) and (b) above,  notify  the  indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who may, with the consent of the indemnified party, be counsel to the indemnifying party) and who shall not be counsel to any other indemnified party who may have interests conflicting with those of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

               (d) If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Purchased Notes (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Purchasers and such controlling persons agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Purchasers and such controlling persons were treated as one entity for such purpose). Notwithstanding the provisions of this subsection (d), no Purchaser or controlling person shall be required to make contribution hereunder which in the aggregate exceeds the total public offering price of the Purchased Notes, purchased by the Purchaser under this Agreement, less the aggregate amount of any damages which such Purchaser or such controlling person has otherwise been required to pay in respect of the same claim or any substantially similar claim. The Purchasers' obligations to contribute are several in proportion to their respective underwriting obligations and are not joint.

               9. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Purchased Notes hereunder and the aggregate principal amount of Purchased Notes which such defaulting Purchaser or Purchasers agreed but failed to purchase is 10% of the principal amount of Purchased Notes or less, you may make arrangements satisfactory to the Company for the purchase of such Purchased Notes by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Purchased Notes which such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Purchased Notes with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to you and the Company for the purchase of such Purchased Notes by other persons are not made within thirty-six hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section
10. In the event that any Purchaser or Purchasers default in their obligation to purchase Purchased Notes hereunder, the Company may, by prompt written notice to the non-defaulting Purchasers, postpone the Closing Date for a period of not more than seven full business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents, and the Company will promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

               10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties, and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Purchased Notes. If this Agreement is terminated pursuant to Section 6, 7 or 9 or if for any reason the purchase of the Purchased Notes by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(g). In addition, in such event the respective obligations of the Company and the Purchasers pursuant to Section 8 shall remain in effect; provided, however, that you will use your best efforts to promptly notify each other Purchaser and each dealer and prospective customer to whom you have delivered a Prospectus for the Purchased Notes by telephone or telegraph, confirmed by letter in either case, of such termination or failure to consummate, including in such notice instructions regarding the continued use of the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus.

               11. Notices. All communications hereunder will be in writing, and, if sent to the Purchasers will be delivered or telecopied and confirmed to the address furnished in writing for the purpose of such communications hereunder, or, if sent to the Company, will be delivered or telecopied and confirmed to it, attention of Treasurer at 250 W. Pratt Street, 20th Floor, Baltimore, Maryland 21201, telecopier (410) 783-3619; provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telecopied to such Purchaser at its address appearing in its Purchasers' Questionnaire.

               12. Successors. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

               13. Construction. This Purchase Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

               14. Counterparts. This Agreement may be executed in one or more counterparts and it is not necessary that the signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

                                                                      Exhibit D
                                                            to Agency Agreement

                               PURCHASE AGREEMENT
                            (for purchaser's account)



                                                                    [Date]



Baltimore Gas and Electric Company
250 W. Pratt Street, 20th floor
Baltimore, Maryland 21201

Attention:  Treasurer

               The undersigned agrees to purchase the following principal amount of the Notes described in the Agency Agreement among Baltimore Gas and Electric Company, Lehman Brothers Inc., Banc of America Securities LLC and Goldman, Sachs & Co. dated _____________, 2000 (the "Agency Agreement"):

        Principal Amount:                                  $

        Fixed Interest Rate (if applicable):              _________________%

        Floating Interest Rate (if applicable):

               Interest Rate Basis:                        ___________________

               Spread:                                      ___________________

               Spread Multiplier:                          ___________________

               Index Maturity:                              ___________________

               Initial Interest Rate:                      ___________________

               Maximum Interest Rate:                      ___________________

               Minimum Interest Rate:                      ___________________

               Interest Reset Dates:                       ___________________

               Interest Determination Dates:               ___________________

               Calculation Agent:                          ___________________

        Interest Payment Dates:                            ___________________

        Stated Maturity:                                   ___________________

               Redeemable at the option             Redemption Prices
               of the Company on or after:  (% of Principal Amount):

                 _____________________       _____________________
                 _____________________       _____________________
                 _____________________       _____________________

               Subject to repurchase by
               the Company at the option    Repurchase Prices
               of the holder on:                    (% of Principal Amount):
                 ______________________      ______________________
                 ______________________      ______________________
                 ______________________      ______________________

               Discount:                         __________% of Principal Amount

               Price to be paid
                to Company
                (in immediately
                available funds):                   $____________________

               Settlement Date:                      _______________, 20___

               Except as otherwise expressly provided therein, all terms used herein which are defined in the Agency Agreement shall have the same meanings as in the Agency Agreement. The term Agent, as used in the Agency Agreement, shall be deemed to refer only to the undersigned for purposes of this Agreement.

               This Agreement incorporates by reference Sections 4, 6, 7, 12 and 13 of the Agency Agreement, the first and last sentences of Section 9 thereof and, to the extent applicable, the Procedures. You and we agree to perform, to the extent applicable, our respective duties and obligations specifically provided to be performed by each of us in the Procedures.

               Our obligation to purchase Notes hereunder is subject to the accuracy on the above Settlement Date of your representations and warranties contained in Section 2 of the Agency Agreement (it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended at such Settlement Date) and to your performance and observance of all covenants and agreements contained in Sections 4 and 6 thereof. Our obligation hereunder is also subject to the following conditions:

     (a) the satisfaction, at such Settlement Date, of each of the conditions set forth in subsections (a), (b) and (d) through (h) of Section 5 of the Agency Agreement (it being understood that each document so required to be delivered shall be dated such Settlement Date and that each such condition and the statements contained in each such document that relate to the Registration Statement or the Prospectus shall be deemed to relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented at the time of settlement on such Settlement Date and except that the opinion described in Section 5(d) of the Agency Agreement shall be modified so as to state that the Notes being sold on such Settlement Date, when delivered against payment therefor as provided in the Indenture and this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject only to the exceptions as to enforcement set forth in clause (ii) of Section 5(d) of the Agency Agreement, and will conform to the description thereof contained in the Prospectus as amended or supplemented at such Settlement Date); and

     (b) there shall not have occurred (i) any change, or any development involving a prospective change not contemplated by the Prospectus as amended or supplemented as of the date of this Agreement, in or affecting particularly the business or properties of the Company which, in our judgment, materially impairs the investment quality of the Notes, (ii) any downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act); (iii) any suspension or limitation of trading, other than a temporary suspension in trading to provide for an orderly market, in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in our judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes.

               In further consideration of our agreement hereunder, you agree that between the date hereof and the above Settlement Date, you will not offer or sell, or enter into any agreement to sell, any debt securities of the Company in the United States, other than sales of Notes, borrowings under your revolving credit agreements and lines of credit, the private placement of securities and issuances of your commercial paper.

               If for any reason our purchase of the above Notes is not consummated, you shall remain responsible for the expenses to be paid or reimbursed by you pursuant to Section 4 of the Agency Agreement and the respective obligations of you and the undersigned pursuant to Section 7 shall remain in effect. If for any reason our purchase of the above Notes is not consummated other than because of our default or a failure to satisfy a condition set forth in clause (iii), (iv) or (v) of paragraph (b) above, you shall reimburse us, severally, for all out-of-pocket expenses reasonably incurred by us in connection with the offering of the above Notes and not otherwise required to be reimbursed pursuant to Section 4 of the Agency Agreement.

               This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

                                                     [Insert Name of Purchaser]


                                                      By:______________________


CONFIRMED AND ACCEPTED, as of
the date first above written:


BALTIMORE GAS AND ELECTRIC COMPANY




By:___________________________